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                                                          File No. 33-__________

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    Form S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933


                                  GAMECOM, INC.
             (Exact name of registrant as specified in its charter)


             TEXAS                                        93-1207631
 (State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                        Identification No.)


                                440 North Center
                               Arlington, TX 76011
           (Address of principal executive office, including zip code)

             CONSULTING AGREEMENT AND LETTER AGREEMENT WITH ADVISER
                            (Full Title of the Plan)

                     L. Kelly Jones, Chief Executive Officer

                                440 North Center
                               Arlington, TX 76011
                                 (817) 261-GAMZ
  (Name, address, including zip code, telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE*


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                                                           PROPOSED              PROPOSED
                                                           MAXIMUM               MAXIMUM               AMOUNT OF
TITLE OF EACH CLASS OF                  AMOUNT TO BE       OFFERING PRICE        AGGREGATE             REGISTRATION
SECURITIES TO BE REGISTERED             REGISTERED         PER SECURITY          OFFERING PRICE        FEE
---------------------------             --------------     ---------------       ---------------       -------------
Common Stock, Par Value $0.005          775,000 Shares          $0.22                $170,500               $42.63

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* Computed in accordance with Rule 457 under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and based on the average of the bid and asked prices reported by the national quotation bureau for over-the-counter trading for September 20, 2001


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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.

        Not required to be filed.

Item 2. Registrant Information and Employee Plan Annual Information.

        Not required to be filed.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

        The following documents filed by Gamecom, Inc. (the Company) with the Securities and Exchange Commission (the Commission) are incorporated by reference in this Registration Statement.

        1. The description of the Company's Common Stock on Form SB-2 filed on July 12, 2000, as amended and updated.

        2. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000.

        3. The Company's Quarterly Reports on Form 10QSB for the quarters ended March 31, 2001 and June 30, 2001.

        4. The Company's proxy statement for meeting held September 14, 2001.

        In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents.

Item 4. Description of Securities.

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        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers

        The Company is empowered by Art. 2.02-1 of the Texas Business Corporation subject to the procedures and limitations stated therein, to indemnify any person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director or officer against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys' fees) actually incurred by the person in connection with the proceeding. The Company is required by Art. 2.02-1 to indemnify a director or officer against reasonable expenses (including court costs and attorneys' fees) incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

          The Articles of Incorporation generally limit the personal liability of directors for monetary damages for any act or omission in their capacities as directors to the fullest extent permitted by law. In addition, the Company's bylaws provide that the Company shall indemnify and advance or reimburse reasonable expenses incurred by, directors, officers, employees or agents of the Company, to the fullest extent that a Company may grant indemnification to a director under the Texas Business Corp. Act, and may indemnify such persons to such further extent as permitted by law.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits:

        See Exhibit Index

Item 9. Undertakings.

        (a)    The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by section 10(a)(3) of the


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               Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offer.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

        Each person whose signature appears below hereby authorizes the agent for service named in the registration statement as attorney-in-fact, to sign on his behalf individually and in each capacity stated below and file all amendments and post effective amendments to the registration statement, and the Company hereby confers like authority to sign and file on its behalf.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Arlington, Texas, on September _____, 2001.


                                              GameCom, Inc.



                                              By:  /s/ L. Kelly Jones
                                                   ----------------------------
                                                   L. Kelly Jones
                                                   Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on __________________, 2001.


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


Signature                                     Title                                                     Date
---------                                     -----                                                     ----

/s/ L. Kelly Jones                            Chief Executive Officer, Chairman of the Board of
-----------------------------------           Directors and Chief Financial Officer
L. Kelly Jones

/s/ John F. Aleckner, Jr.                     President and Director
----------------------------------
John F. Aleckner, Jr.

/s/ W. James Poynter                          Vice-President and Director
----------------------------------
W. James Poynter

/s/ Kimberly Biggs                            Secretary and Treasurer
----------------------------------
Kimberly Biggs

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                                  Exhibit Index

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

Exhibit
No.            Description
--------       ------------
  (4.1)    Article Four of Articles of Incorporation of GameCom, Inc., a Texas corporation incorporated by reference from Exhibit 3.6 to Amendment No. 1 to the registrant's
           Registration Statement on Form 10SB

  (4.2) Form of Subordinated Notes incorporated by reference from Exhibit 4.1 to the registrant's Registration Statement on Form 10SB

  (4.3)    Form of Convertible Subordinated Notes incorporated by reference from
           Exhibit 4.2 to the registrant's Registration Statement on Form 10SB

  (4.4) Form of Convertible Subordinated Notes providing for penalty payable in shares incorporated by reference from Exhibit 4.3 to the registrant's Registration Statement on Form 10SB

  (5.1)    Legal opinion of Raice Paykin & Krieg LLP

 (23.1)    Consent of Raice Paykin & Krieg LLP (contained in Exhibit 5.1)

 (23.2)    Consent of Thomas Bailey & Associates PC

 (24.1)    Powers of Attorney (included on the signature page to this registration statement)

 (99.1)    Consulting agreement dated August 31, 2001, between William E. K. Hathaway, II and
           GameCom, Inc, under which 700,000 common shares can be issued for services rendered.

 (99.2) Letter agreement dated July 16, 2001 between GameCom, Inc. and Raice Paykin & Krieg LLP under which 75,000 common shares can be issued for services rendered.

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